Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS (REGLEMENT)

of

SCHLUMBERGER LIMITED

(Schlumberger N.V.)

(the “Company”)

(Certain provisions of these By-Laws correspond to provisions contained in the Company’s Articles of Incorporation, as amended, and any amendment of such provisions of the By-Laws is subject to an appropriate amendment of the Articles of Incorporation. These By-laws constitute a reglement as referred to in Article 2:1.6 of the Curaçao Civil Code.)

ARTICLE I

STOCKHOLDERS

SECTION 1.1 Place of Meetings: Chairmanship of Meetings

All general meetings of stockholders shall be held in Curaçao. All such general meetings shall be presided over by the Chairman or, in his absence or disability, by a Chair designated by the Board of Directors of the Company (the “Board of Directors”), or in the absence of such designation, by a Chair chosen at the meeting.

SECTION 1.2 Annual Meeting

The annual general meeting of stockholders shall be held within the period required by applicable law, on a date determined from year to year by the Board of Directors, for the purpose of electing directors, reporting on the course of business during the preceding fiscal year, approving of the balance sheet and the profit and loss accounts for the preceding fiscal year and for any other purposes required by law, and for such additional purposes as may be specified in the notice of such meeting.

SECTION 1.3 Special Meetings

Special general meetings of stockholders may be called at any time upon the direction of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Board of Directors or in the manner provided in Article 2:130 of the Civil Code of Curaçao, or by one or more holders of shares meeting the requirements of Article 11.3 of the Articles of Incorporation. All such special general meetings shall be presided over by the Chairman or, in his absence, by a Chair designated by the Board of Directors, or in the absence of such designation, by a Chair chosen at the meeting.

SECTION 1.4 Notice of Meeting

All notices of general meetings of stockholders shall state the matters to be considered at the meeting. Written notice of meetings of stockholders, whether annual general meetings or special general meetings, stating the time and place of the meeting, shall be given not fewer than 20 and no more than 60 days prior to the date of the meeting in question.

SECTION 1.5 Closing of Transfer Books or Fixing of Record Date

For the purpose of determining stockholders entitled to notice of or to vote at any general meeting of stockholders, or entitled to receive payment of any dividend, or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period or that a record date be fixed. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a general meeting of stockholders, such books shall be closed for at least 10 days but not to exceed, in any case, 60 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in case of a general meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a general meeting of stockholders, or stockholders entitled to receive payment of a dividend or other distribution or allotment, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend or other distribution or allotment is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any general meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books, and the stated period of closing has expired.

SECTION 1.6 Quorum

Except as otherwise provided herein, no action may be taken at any general meeting of stockholders unless a quorum consisting of the holders of at least one-half of the outstanding shares entitling the holders thereof to vote at such meeting is present at such meeting in person or by proxy. If a quorum is not present in person or by proxy at any general meeting of stockholders, a second general meeting shall be called in the same manner as such original meeting of stockholders, to be held within 2 months, at which second meeting, regardless of the number of shares represented (but subject to the provisions of Articles 18, 19 and 21 of the Articles of Incorporation), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of such second meeting or which, by law, is required to be brought before the stockholders despite the absence of a quorum. Subject to the provisions of Articles 18, 19 and 21 of the Articles of Incorporation, a vote in favor by a majority of the votes cast (excluding any abstentions) shall be necessary to adopt any resolution at any general meeting of stockholders.

SECTION 1.7 Buy Out

Any one person, or any two or more legal entities belonging to the same group, holding shares representing at least 90% of the equity of the Company can require the remaining stockholders to transfer their shares as provided by and in accordance with the provisions of Article 2:250 of the Civil Code of Curaçao.

SECTION 1.8 Notices

Without limiting the manner by which notice otherwise may be given effectively to stockholders or directors, any notice given by the Company shall be effective if given by a form of electronic transmission consented to by the person to whom the notice is given. Any such consent shall be revocable by written notice received by the Company. All notices shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the recipient. An affidavit that the notice has been given by a form of electronic transmission shall, in the absence of fraud or bad faith, be prima facie evidence of the facts stated therein. For purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof. Any notice that is delivered by mail shall be deemed to be given when deposited in the mail, postage pre paid, directed to the recipient at his or her address as it appears on the records of the Company.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1 General Powers

The overall management of all the affairs, property and business of the Company, including the supervision of the officers of the Company who shall directly manage the daily course of affairs of the Company, shall be vested in a Board of Directors who shall have and may exercise all powers except such as are exclusively conferred upon stockholders by law or by the Articles of Incorporation of the Company as from time to time amended. The Board of Directors may delegate such of its powers as it deems appropriate to committees consisting of one or more members of the Board and to the officers and other agents of the Company.

SECTION 2.2 Chairman; Vice Chairman

The Chairman shall be elected by the Board from among the directors. The Chairman shall preside at all meetings of the Board, and shall exercise such other powers and discharge such other responsibilities as may be assigned by the Board of Directors. The Chairman may but need not be an officer of, or employed in an executive or other capacity by, the Company. The Board of Directors may also elect a director of the Company to be Vice Chairman. The Vice Chairman shall perform such duties as may be assigned by the Chairman or by the Board of Directors, and shall, in the absence or disability of the Chairman, act for the Chairman. The Vice Chairman may but need not be an officer of, or employed in an executive or other capacity by, the Company.

SECTION 2.3 Number, Tenure and Qualifications

The directors shall be elected at the general meeting of stockholders by a majority of the votes cast, in person or by proxy, by the stockholders entitled to vote, except as provided in the Articles of Incorporation when the number of nominees exceeds the number of directors to be elected. The number of persons constituting the whole Board of Directors shall not be fewer than five nor more than twenty-four, as fixed and elected by the general meeting of stockholders. The number of persons constituting the whole Board of Directors shall, until changed at any succeeding general meeting of stockholders, be the number so fixed and elected. Directors may be suspended or dismissed at any general meeting of stockholders. A suspension automatically terminates if the person concerned has not been dismissed within 2 months after the day of suspension. At any general meeting of stockholders at which action is taken to increase the number of the whole Board of Directors or to suspend or dismiss a director, or at any subsequent general meeting, the stockholders may fill any vacancy or vacancies created by such action. Each director shall be elected to serve until the next annual general meeting of stockholders and until his or her successor shall be elected and qualified or until his or her death, resignation or removal. Directors need not be residents of Curaçao or stockholders of the Company.

SECTION 2.4 Meetings of the Board

The directors may hold their meetings in or outside Curaçao. Meetings may be held through telephone conference, video conference or other real time communication allowing all persons participating in the meeting to hear each other or through any other device permitted by then applicable law, and participation in a meeting through any such lawful device or arrangement shall constitute presence at such meetings. The Chairman or, in the absence or disability of the Chairman, the Vice Chairman shall preside at their meetings. In the absence or disability of both the Chairman and the Vice Chairman, such meetings shall be presided over by such person as may be chosen by the Board of Directors. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by the Board. Notice need not be given of regular meetings of the Board held at the time fixed by the Board. Special meetings may be held at any time upon the call of the Chairman or the Vice Chairman or of two directors by oral, electronic or written notice duly served on, sent or mailed to each director not less than three days before such meeting.

The first meeting of the Board of Directors following an annual general meeting of stockholders, whether a regular or special meeting of the Board, shall be an organizational meeting for the election of officers of the Company and at which any other matters may also be acted upon by the Board. Meetings may be held at any time without notice if all the directors are present or if those not present and who are entitled to notice under the provisions of this Section waive notice of the meeting in writing before or after the meeting. Matters to be acted upon by the Board at any regular or special meeting need not be specified in the notice thereof.

SECTION 2.5 Action by Directors Without Meeting

When action by the Board of Directors is required or permitted to be taken, action at a meeting may be dispensed with if all commercially reasonable efforts have been taken to notify all the directors and if three fourths of the directors shall consent in writing, by telefax, electronic mail or other communication device to such action taken or being taken, and provided that all directors are promptly notified of such action taken or having been taken.

SECTION 2.6 Quorum

A majority of the whole Board of Directors shall constitute a quorum for the conduct of any business, provided that such quorum consists of more directors who are not citizens of the United States than directors who are citizens of the United States. The action of the majority of the directors present in person or by proxy, as hereinafter provided, at a meeting at which a quorum is so present shall constitute the action of the Board of Directors. Directors may in writing, by telefax, electronic mail or other communication device, appoint a proxy to act at any meeting of the Board of Directors, such proxy to be restricted, however, to the particular meeting specified therein. Such proxy must be another director of the Company, provided, however, that at any meeting of the Board of Directors a director may not act as proxy for more than one director.

SECTION 2.7 Vacancies

In the event that the office of any directorbecomes vacant for any reason, the remaining directors (or the remaining director, if there should be only one) may appoint one or more persons to fill the vacancy or vacancies thereby created on the Board of Directors until the next general meeting of stockholders, provided that, if at any time the number of directors then in office shall be reduced to less than a majority of the number constituting the whole Board of Directors, the remaining directors or director shall forthwith call a general meeting of stockholders for the purpose of filling the vacancies on the Board of Directors, and, provided further that in the event that all of the directors are prevented from or are incapable of acting as directors, the Company shall be temporarily managed by any person or persons previously appointed by the Board of Directors so to act, who shall forthwith call a general meeting of stockholders for the purpose of electing a Board of Directors. Until such general meeting of stockholders is held, the person so designated shall only take such acts of management that can not suffer any delay. If no such general meeting of stockholders shall be called and if no such person shall have been appointed, any person or persons holding, in the aggregate, at least five percent of the outstanding shares of common stock of the Company may call a general meeting of stockholders for the purpose of electing a Board of Directors.

SECTION 2.8 Committees

(a) Committees consisting of one or more members of the Board may be established by the Board and shall have such general or limited powers or duties as the Board shall deem appropriate. A majority of any such committee composed of two or more members may determine its action at meetings and fix the time and place of its meetings, unless the Board shall otherwise provide. Meetings may be held through telephone conference, video conference or other real time communication allowing all persons participating in the meeting to hear each other or through any other device permitted by then applicable law, and participation in a meeting through any such lawful device or arrangement shall constitute presence at such meetings. When action by any committee is required or permitted to be taken, action at a meeting may be dispensed with if all members of the committee consent to such action. Members of a committee may, in writing or by telefax, electronic mail or other communication device, appoint a proxy to act at any meeting of the committee, such proxy to be restricted, however, to the particular meeting specified therein. Such proxy must be a director of the Company, provided, however, that at any committee meeting a director may not act as proxy for more than one committee member.

(b) The Board of Directors shall have power at any time to change the members of any committee, to fill vacancies thereon, and to discharge any committee.

(c) The Board of Directors shall have a standing Audit Committee, Compensation Committee, Finance Committee, Nominating and Governance Committee and Technology Committee.

(d) The Board of Directors shall adopt a charter for each committee for regulating the conduct of its affairs. Such charters must be consistent with these By-Laws and the Articles of Incorporation.

SECTION 2.9 Certain Claims Involving Directors

If the Board of Directors receives a written demand by a stockholder requesting the Board of Directors to bring a legal claim on behalf of the Company against one or more directors of the Company for breach of a director’s duty to the Company under applicable law, and if the demand gives notice to the Board of Directors, of evidence of the facts necessary to support each of the claims made therein, the Board of Directors shall conduct a review and evaluation of the demand to determine whether the bringing of a legal claim as requested in the demand would be in the best interests of the Company. The following procedural standards shall apply to the review and evaluation of the demand and determination of best interest by the Board of Directors:

(1)	No director interested in one or more of the claims of breach of duty shall participate other than as described in clause (3) below, and if any of the directors interested in a claim is an officer of the Company, no director who is an officer of the Company shall participate other than as described in clause (3).

(2)	The directors conducting the review and evaluation and making the determination shall be assisted by independent counsel of their choice, and such other independent agents, as they consider necessary.

(3)	Any director interested in a claim shall have an adequate opportunity to present evidence and be heard by the directors making the review, evaluation and determination.

ARTICLE III

OFFICERS

SECTION 3.1 Election and Term of Office

The officers of the Company shall be elected or appointed by the Board of Directors and shall be a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors from time to time may also elect or appoint a President, a Chief Financial Officer, a Chief Accounting Officer, one or more Executive Vice Presidents, one or more Vice Presidents; and any such other officers, including assistant officers and agents, as the Board may deem advisable. Officers of the Company shall have such powers and duties as are specified in these By-Laws and such further powers and duties as are determined from time to time by the Board of Directors. Officers may but need not be directors of the Company. Two or more offices may be held by the same person, provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers. The Board of Directors may grant general or specific authority to additional agents or to committees, giving such agents or committees such general or limited powers or duties as it may deem appropriate. All officers and agents shall serve at the pleasure of the Board and may be removed at any time by the Board, which shall have power to fill any vacancy which shall occur in any office by reason of death, resignation, removal or otherwise. Unless so removed, the terms of office of all officers and of all members of any committees of the Board shall continue until the appointment or election, as the case may be, of their successors or until the elimination of such offices or committees.

SECTION 3.2 Chief Executive Officer

The Board of Directors shall at least annually elect or appoint a Chief Executive Officer of the Company. The Chief Executive Officer shall have general executive powers, be delegated the overall responsibility for the day-to-day management of the business of the Company and the implementation of the decisions taken by the Board of Directors as relate to the strategic and operational direction of the Company. The Chief Executive shall determine which duties regarding the operational management of the Company and the business enterprises connected therewith will be carried out under his or her responsibility by one or more officers of the Company.

SECTION 3.3 President

The Board of Directors may, from time to time, designate an officer to the Company to be the President of the Company. The President shall exercise such powers and discharge such responsibilities as may be assigned by the Board of Directors.

SECTION 3.4 Chief Operating Officer

The Board of Directors may, from time to time, designate an officer of the Company to be the Chief Operating Officer of the Company. The Chief Operating Officer shall have general executive powers and responsibility for the day-to-day management of the operations of the Company.

SECTION 3.5 Chief Financial Officer

The Board of Directors shall at least annually elect or appoint a Chief Financial Officer of the Company. The Chief Financial Officer shall have the responsibility for formulating and managing the financial and fiscal, policies and procedures of the Company. The Chief Financial Officer shall generally perform all of the duties generally appertaining to the office of chief financial officer of a company.

SECTION 3.6 Vice Presidents

The several Vice Presidents shall do and perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors, the Chairman, the Vice Chairman or the Chief Executive Officer, and except as otherwise prescribed by the Board of Directors, shall have such powers and duties as generally pertain to the office of a vice president of a company.

SECTION 3.7 Secretary

The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall keep and attest true records of all proceedings thereat. The Secretary shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. The Secretary shall have care and custody of documents, papers and records of the Company, shall have the power to sign stock certificates, and shall supervise the keeping of a record of the stockholders of the Company. The Secretary shall generally perform all of the duties usually appertaining to the office of the secretary of a company. In the absence of the Secretary, or if the office is vacant, an Assistant Secretary shall perform the duties of the Secretary, unless otherwise decided by the Board of Directors.

SECTION 3.8 Treasurer

The Treasurer shall have the care and custody of all monies, funds and securities of the Company and shall deposit or cause to be deposited all funds of the Company in and with such depositories as the Board of Directors shall designate from time to time. The Treasurer shall have the power to sign stock certificates, to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial paper payable to the Company and to give proper receipts or discharges therefor, and shall generally perform all of the duties usually appertaining to the office of the treasurer of a company. In the absence of the Treasurer, or if the office is vacant, an Assistant Treasurer shall perform the duties of the Treasurer, unless otherwise decided by the Board of Directors.

SECTION 3.9 Salaries

The salaries of the officers of the Company shall be fixed from time to time by the Compensation Committee of the Board of Directors or, in absence thereof, by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Company.

SECTION 3.10 Checks, Notes, etc.

All checks, drafts, notes, bills of exchange, acceptances and other instruments for the payment of money shall be signed by such officer or officers, person or persons, as may from time to time be thereunto authorized by the Board of Directors.

ARTICLE IV

SHARES OF STOCK

SECTION 4.1 Registrar and Stock Certificates

The interest of each stockholder of the Company shall be evidenced by certificates or by registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Company may from time to time prescribe, provided that every stockholder shall be entitled to a certificate representing the stockholder’s ownership of shares of the Company. A register, which, provided a printed record can be produced therefrom, may be in electronic form (the “Register”), shall be kept by the Board of Directors or by a Registrar designated thereto by the Board of Directors. Each entry shall mention the name and address of the stockholder, the number of shares held and the numbers of the share certificates, if applicable, and such other information required to be included under Article 2:109 of the Civil Code of Curaçao.

The Register shall not be open for inspection by third parties or stockholders with respect to shares other than those registered in their name, except with respect to shares that have not been paid in full and except further, with respect to the Registrar, if said Registrar has been requested, or if demand of said Registrar has been made, to disclose any piece of information in the Register and failure to disclose such information would lead to liability of the Registrar.

Every transfer and devolution of a share shall be entered in the Register and every such entry shall be signed or otherwise acknowledged by or on behalf of the Board of Directors or by the Registrar. The shares of the stock of the Company shall be transferred on the books of the Company by the holder thereof in person or by his or her attorney, (a) upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the transfer and payment of any applicable transfer taxes as the Company or its agents may reasonably require, or (b) by appropriate book-entry procedures.

Each certificate shall be signed by the Chairman or the Vice Chairman or the President or any Vice President and by the Secretary, Assistant Secretary or the Treasurer, and bear the corporate seal or a facsimile thereof, certifying the number of shares owned by the stockholder in the Company; provided that, where such certificate is countersigned by a Registrar other than the Company, the signatures of the officers of the Company and the Registrar on such certificate may be a facsimile, engraved, stamped or printed. In case any officer or officers or Registrar who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers or Registrar, whether because of death, resignation or otherwise before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers or Registrar.

SECTION 4.2 Lost Certificates

In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors or any officer of the Company to whom the Board of Directors has delegated authority may authorize the Registrar to issue and register a substitute certificate in place of the certificate of stock alleged to have been lost, stolen or destroyed, and may cause such substitute certificate to be countersigned and registered by the appropriate Registrar; provided that, in each such case, the applicant for a substitute certificate shall furnish to the Company and to such of its Registrars as may require the same, evidence, satisfactory to them, of the loss, theft or destruction of such certificate and of the ownership thereof and also such security or indemnity as may by them be required.

ARTICLE V

INDEMNIFICATION

SECTION 5.1 Indemnification in Actions by Third Party

To the fullest extent permitted by applicable law, the Company shall indemnify any current or former, director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer, of the Company, or is or was a director of any subsidiary of the Company or an officer appointed or elected by the board of directors of the Company or of a subsidiary, or is or was any such officer or director of the Company or of a subsidiary of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful; provided, however, that, except with respect to proceedings to enforce rights to indemnification and advancement, the Company shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person (including claims and counterclaims, whether such counterclaims are asserted by (a) such person, or (b) the Company in a proceeding initiated by such person) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The Company

shall indemnify any present or former officer or director of the Company to the fullest extent allowed by the preceding provisions of this Section 5.1 in the event of a “Change of Control.” “Change of Control” means a change in control of the Company which shall be deemed to have occurred if at any time (i) any entity, person or organization is or becomes the legal or beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding shares without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such entity, person or organization attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

SECTION 5.2 Indemnification In Actions by or in the Right of the Company

To the fullest extent permitted by applicable law, the Company shall indemnify any current or former, director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction shall deem proper. The Company shall indemnify any present or former officer or director of the Company to the fullest extent allowed by the preceding provisions of this Section 5.2 in the event of a Change of Control, as defined in Section 5.1.

SECTION 5.3 Extension of Indemnification to Employees and Agents of the Company

Any indemnification under Sections 5.1 and 5.2 (unless ordered by a court) may be extended to current or former employees or agents of the Company or a subsidiary of the Company only as authorized by the Chief Executive Officer or by contract approved or, or by-laws, resolution or other action adopted or taken, by the Board of Directors or by the stockholders.

SECTION 5.4 Advance of Reimbursement of Expenses and Undertaking

Expenses (including attorneys’ fees) incurred by a present or former director or a present officer of the Company or any subsidiary of the Company in defending any civil or criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by Article V of these By-Laws. Such expenses (including attorneys’ fees) incurred by former officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

SECTION 5.5 Non-Exclusivity of By-Laws

The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 5.6 Insurance for Indemnification

The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article V of these By-Laws.

SECTION 5.7 Definition of the Company

For purposes of this Article V, references to the Company shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

SECTION 5.8 Other Definitions

For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article V.

SECTION 5.9 Good Faith Reliance

A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1 Fiscal Year

The fiscal year of the Company shall be the calendar year.

SECTION 6.2 Corporate Seal

The Company shall have a corporate seal which shall have inscribed thereon the name of the Company, the word, “Curaçao”, and the year of its organization.

SECTION 6.3 Amendments

These By-Laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors, except, however, that no provision of these By-Laws which is included in, or the substance of which is expressed in, the provisions of the Articles of Incorporation shall be so altered, amended or repealed as to be inconsistent with the Articles of Incorporation. The amendment of these By-Laws to eliminate any provisions hereof the substance of which is also contained in the Articles of Incorporation shall not be deemed to render these By-Laws inconsistent with the Articles of Incorporation or to affect in any way the corresponding provisions of the Articles of Incorporation.